Ex. 99.2

SONENDO, INC.

RECONCILIATION OF GAAP TO NON-GAAP

FINANCIAL MEASURES

(unaudited; in thousands; except percentage)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Gross profit (loss)	$1,978	$(485)	$884	$2,292	$2,001	$3,116
Gross margin	22.8%	(5.5%)	10.8%	25.4%	28.4%	37.5%

Adjustments:
Excess and obsolete inventory reserve related to recently discontinued products	—	2,917	—	—	—	241
Impairment of long-lived assets	—	—	1,341	243	146	15
Stock-based compensation expense	139	79	44	54	302	8
Adjusted gross profit	$2,117	$2,511	$2,269	$2,589	$2,449	$3,380
Adjusted gross margin	24.4%	28.7%	27.8%	28.7%	34.8%	40.7%

Loss from continuing operations, net of tax	$(15,642)	$(18,097)	$(17,449)	$(11,273)	$(12,189)	$(7,446)
Adjustments:
Interest and financing costs, net	579	739	884	994	1,940	759
Depreciation and amortization	353	397	402	11	55	73
Excess and obsolete inventory reserve related to recently discontinued products	—	2,917	—	—	—	241
Stock-based compensation expense	1,903	2,012	1,739	1,443	2,521	703
Impairment of long-lived assets	—	—	3,392	280	146	15
Adjusted EBITDA	$(12,807)	$(12,032)	$(11,032)	$(8,545)	$(7,527)	$(5,655)

Cash Flows
Cash flow used in operating activities	$(16,976)	$(9,365)	$(10,216)	$(9,505)	$(10,689)	$(6,718)
Purchases of property and equipment	(210)	(417)	(216)	(86)	(146)	(15)
Free cash flow (burn)	$(17,186)	$(9,782)	$(10,432)	$(9,591)	$(10,835)	$(6,733)